Exhibit 99.2

WEST COAST BANCORP 5335 MEADOWS ROAD, SUITE 201 LAKE OSWEGO, OR 97035

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until [—], Pacific Time on [—]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until [—] Pacific Time on [—]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards that are mailed must be received by Broadridge no later than [—] Pacific Time on [—].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

WEST COAST BANCORP

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors of West Coast Bancorp recommends that you vote FOR each of the following proposals:		For	Against	Abstain

1.	To approve the Agreement and Plan of Merger, dated as of September 25, 2012, by and among Columbia Banking System, Inc., West Coast Bancorp, and Sub (as defined therein) (the “Merger Proposal”).	☐	☐	☐

2.	To approve, on a non-binding, advisory basis, the compensation to be paid to West Coast Bancorp’s named executive officers that is based on or otherwise relates to the merger (the “Merger-Related Named Executive Officer Compensation Proposal”).	☐	☐	☐

3.	To approve one or more adjournments of the special meeting of the shareholders of West Coast Bancorp, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger Proposal (the “West Coast Adjournment Proposal”).	☐	☐	☐

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Signature [PLEASE SIGN ON LINE]	Date	Signature [Joint Owners]	Date

WEST COAST BANCORP

This Proxy is Solicited by the Board of Directors of West Coast Bancorp

Proxy For Special Meeting of Shareholders

(Must be presented at the meeting or received prior to [—] Pacific Time on [—])

The undersigned appoints Robert D. Sznewajs, Anders Giltvedt, and Maureen Flanagan, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of West Coast Bancorp which the undersigned may be entitled to vote at the Special Meeting of Shareholders of West Coast Bancorp to be held on [—], or at any adjournment or postponement thereof, upon the proposals listed on the reverse side, and in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please direct your proxy how he or she is to vote by placing an “x” in the appropriate box opposite the proposals, which have all been proposed by West Coast Bancorp, specified on the reverse side hereof. This proxy, when properly executed and timely received, will be voted in the manner directed herein. If no instructions are given on this proxy card, then the shares will be voted FOR Proposals 1, 2 and 3 and in the discretion of the proxies upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Complete, Sign, Date and Promptly Return this Proxy Card Using the Enclosed Envelope.